UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K /A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Immunomedics, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K which reported the completion of the exchange of $80.0 million in aggregate principal amount of our 4.75% Convertible Senior Notes due 2020 (the “Convertible Notes”) for newly issued shares of our common stock, par value $0.01 per share (the “Common Stock”), pursuant to privately negotiated exchange agreements entered into between IMMU and a limited number of holders (“Noteholders”) of the Convertible Notes (the “Exchanges”). The number of shares that were issued pursuant to the Exchanges do not differ from the shares reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on September 21, 2017 (the “Original Report”). This Amendment No. 1 to the Original Report amends Item 8.01 of the Original Report as set forth below and such amendment is also incorporated into Item 3.02 of the Original Report.

Item 3.02              UNREGISTERED SALES OF EQUITY SECUTITIES

See amendment in Item 8.01 which is incorporated into this Item 3.02 by reference.

Item 8.01              OTHER EVENTS

The Shares represent an aggregate of 1,133,173 shares more than the number of shares into which the exchanged Convertible Notes were convertible under their original terms, and not 2,699,855 shares as reported in the Original Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: September 27, 2017	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer